Exhibit 20.2

             AMENDED AND RESTATED PURCHASE AGREEMENT

     This Amended and Restated Purchase Agreement ("Agreement") dated as of June 24, 1996 is entered into by and between SA Telecommunications, Inc., a Delaware corporation (" Buyer") and William L. Johnson ("Seller") effective as of June 14, 1996.

     WHEREAS, Seller, Marianne Reed and Howard Maddera (collectively, the ("USC Group"), Buyer and NTS Communications, Inc. ("NTS") entered into that certain Stock Purchase Agreement dated as of June 30, 1995, as amended (the "Stock Purchase Agreement"), pursuant to which the USC Group and NTS sold to Buyer all of the issued and outstanding capital stock of U.S. Communications, Inc., a Texas corporation ("USC");

     WHEREAS, the USC Group and Buyer entered into that certain Note, Preferred Stock & Warrant Purchase Agreement dated as of July 31, 1995, as amended through the date hereof, pursuant to which Seller purchased: (1) a promissory note of Buyer in the original principal amount of $1,100,000 (the "Purchase Note"),
(2) a promissory note of Buyer in the original principal amount of $600,000 (the "Offset Note"), (3) 50,000 shares of Buyer's Series B Cumulative Convertible Preferred Stock (the "Preferred Shares"), and (4) common stock purchase warrants exercisable into 420,000 shares of Buyer's Common Stock (the "Warrants");

     WHEREAS, pursuant to that certain Agreement dated as of September 21, 1995 between the USC Group and Buyer, (1) the USC Group waived their right to convert the Preferred Shares into Common Stock of Buyer, and (2) Buyer made a prepayment of principal of $440,000 plus aggregate accrued interest on the Purchase Note, reducing the outstanding principal balance of the Purchase Note to $660,000 on March 8, 1996;

     WHEREAS, Buyer has certain offset rights  against the Offset
Note pursuant to the Stock Purchase Agreement, not all of which are known on the date hereof (the "Offset Rights");

     WHEREAS, the USC Group and Buyer have entered into an Agreement dated as of February 29, 1996, extending and modifying the payment terms of the Offset Note and the Purchase Note (the
"Modification Agreement");

     WHEREAS, Buyer and the USC Group entered into a Purchase Agreement dated as of March 8, 1996 (the "Original Purchase Agreement"), whereby, subject to the conditions stated therein, Buyer agreed to purchase, and Seller agreed to sell, the Purchase Note, the Offset Note, the Preferred Shares and the Warrants for $1,110,600, and amended the Purchase Agreement on April 12, 1996 (the "First Amendment");

     WHEREAS, Buyer and the USC Group entered into a Second Amendment to Purchase Agreement dated as of April 18, 1996 (the "Second Amendment"), which extended the Closing and Anticipated Closing Date thereunder and adjusted the payment schedule;

     WHEREAS, Seller desires to completely amend and restate the Original Purchase

Agreement as amended by the First Amendment and the Second
Amendment and to sell and transfer to Buyer, and Buyer desires to purchase from Seller, the Purchase Note, the Offset Note, the Preferred Shares and the Warrants (collectively referred to as the "Instruments") subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Purchase Price. On the terms and subject to the conditions herein expressed and based on the representations, warranties, covenants and agreements contained herein, at the Closing (as hereinafter defined), Seller agrees to sell, transfer and assign the Instruments to Buyer and Buyer agrees to purchase the Instruments from Seller, for an aggregate consideration of $1,283,400.00 (the "Purchase Price"). Buyer has paid to Seller $123,400.00 as a principal payment on the Offset Note (the "Deposit") under the Modification Agreement.

          (a) At the Closing, the amount of the Deposit shall be credited against the Purchase Price of the Instruments, and the remaining $1,160,000.00 of the Purchase Price shall be payable by the issuance to Seller in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act") of 337,209 shares of Buyer's Common Stock, $.0001 par value (the "Shares").

          (b) If the Closing does not occur on or prior to the Anticipated Closing Date (as defined in Section 2 hereof),
     (a) the second principal payment of $176,500 and the accrued but unpaid interest on the unpaid principal amount of such Offset Note will be due on the Anticipated Closing Date, subject to the Offset Rights, (b) the final payment of principal and accrued interest on the Offset Note shall continue to be due on July 30, 1996; (c) the remaining scheduled due dates for payment of accrued but unpaid interest on the unpaid principal amount of the Purchase Note shall be the Anticipated Closing Date, July 31, 1996 and October 31, 1996 (the "Maturity Date"); (d) the final payment of principal and accrued interest on the Purchase Note shall continue to be the Maturity Date; and (e) such extension and modification of the terms of the Purchase Note and the Offset Note are hereby effected without any further action by the parties hereto.


     2. Closing. The Closing under this Agreement shall occur at the offices of Seller at 2:00 p.m. on June 24, 1996 or such later date on or prior to July 1, 1996 (the "Anticipated Closing Date") as shall be required for Buyer to obtain the consent of Norwest Bank Minnesota, National Association to the transactions contemplated hereby (the "Bank Consent"); provided, however, in no event shall the Anticipated Closing Date be later than July 1, 1996 even if the Bank Consent is not obtained. The time and date on which the Closing hereunder occurs is herein called the "Closing". At the Closing, Seller will deliver to Buyer the documents referred to in Section 9 hereof against delivery by Buyer to Seller of the Shares issued in the name of Seller and the documents referred to in Section 8 hereof.

     3. Buyer's Representations. Buyer represents and warrants to Seller (which representations and warranties shall survive the Closing regardless of what investigations, if any, Seller shall have made thereof prior thereto) as follows:

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (b) This Agreement has been duly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to the Bank Consent; and

          (c) Upon delivery of the Shares to Seller at Closing, the Shares will be duly authorized, validly issued and non-assessable.

     4. Seller's Representations. Seller represents and warrants to Buyer (which representations and warranties shall survive the Closing regardless of what investigations, if any, Buyer shall have made thereof prior thereto) that:

           (a) This Agreement has been executed and delivered by Seller and is a valid and binding agreement of Seller enforceable against Seller in accordance with its terms;

          (b) Each of the Instruments is owned of record and beneficially by Seller, free and clear of all liens, claims and encumbrances of any kind;

          (c) Seller possesses full authority and legal right to sell, transfer and assign the entire legal and beneficial ownership of each of the Instruments to Buyer, free and clear of all liens, claims and encumbrances of any kind; and

          (d) Seller has not transferred any interest in any of the Instruments to any person or entity.


     5. Representations With Respect to Shares. Seller understands that the Shares are not registered under the Act, and hereby makes the following representations to Buyer, with the understanding that Buyer is relying on such representations in issuing the Shares to Seller pursuant to an exemption from registration under the Act:

          (a) Seller is familiar with the business and financial condition, properties, operations and prospects of Buyer, and, at a reasonable time prior to the execution of this Agreement, has been afforded the opportunity to ask questions of and receive satisfactory answers from Buyer and its officers and directors, or other persons acting on Buyer's behalf, concerning the business and financial condition, properties, operations and prospects of Buyer and concerning the terms and conditions of the offer of the Shares and has asked such questions as Seller desires to ask and all such questions have been answered to the full satisfaction of Seller. Seller has received and reviewed copies of Buyer's
     (i) Annual Report on Form 10-KSB for the year ended December 31, 1995, (ii) Quarterly Reports on Form 10-QSB for the quarter ended March 31, 1996, (iii) Current Reports on Form 8-K dated March 12, 1996 and May 23, 1996, (iv) Prospectus dated January 3, 1996 pursuant to the Form S-3 Registration Statement filed with the Securities and Exchange Commission (the "Commission"); and (v) Buyer's Proxy Statement for the
     Annual Meeting of Stockholders held on May 31, 1996.   All
     documents, records and books pertaining to a proposed investment in the Shares which Seller has requested have been made available to Seller.

          (b) No representations or warranties have been made to Seller by Buyer as to the tax consequences of an investment in the Shares, or as to profits, losses or cash flow which may be received or sustained as a result of an investment in the Shares.

          (c) Seller has reviewed with his own tax advisors the federal, state, and local tax consequences of its investment in the Shares and the transactions contemplated by the Agreement, and is relying solely on such advisors in making its investment and not on any statements or representations of Buyer or any of its agents.

          (d) Seller is not purchasing the Shares based on any representation, oral or written, by Buyer or any person with respect to the future value of, or income from, the Shares, but rather upon an independent examination and judgment as to the prospects of Buyer.

          (e) Seller understands and acknowledges that Buyer has significant outstanding indebtedness and a significant amount of Preferred Stock issued to other investors which such Preferred Stock has rights and preferences superior to that of Buyer's Common Stock.

          (f) Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares.

          (g) Seller is acquiring the Shares solely for Seller's own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. Seller understands that: (i) the offer and sale of the Shares have not been registered under the Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of Seller and/or the other representations made by Seller in this Agreement, (ii) Buyer is relying upon the representations, covenants and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions; (iii) the Shares are "restricted securities" under applicable federal securities laws and that the Act and the rules of the Commission provide in substance that Seller may dispose of the Shares only pursuant to an effective registration statement under the Act or an exemption therefrom; (iv) Buyer has no obligation to register the Shares, or to take action so as to permit sales pursuant to the Act (including Rule 144 thereunder) except as expressly provided in this Agreement; and (v) Seller may not at any time demand the purchase by Buyer or any shareholder of Buyer of the Shares.

          (h) Seller agrees (i) that Seller will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Shares under the Act and all applicable state securities laws or in a transaction which, in the opinion of counsel of Seller (the substance of such opinion and the identity of such counsel being satisfactory to Buyer), is exempt from the registration provisions of the Act and all applicable state securities laws; (ii) that Buyer and any transfer agent for the Shares shall not be required to give effect to any purported transfer of any of the Shares except upon compliance with the foregoing restrictions; and (iii) that a legend in substantially the following form will be placed on the certificates representing the Shares:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL OF HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          (i) Seller has not offered or sold any portion of the Shares and has no present intention of dividing the Shares with others or of reselling or otherwise disposing of any portion of such Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

          (j) Seller is able to bear the economic risk of losing his entire investment in the Shares.

          (k) Seller is an "Accredited Investor" as such term is defined in Rule 501 promulgated under the Act.

     6. Buyer's Covenants. Buyer covenants and agrees that between the date hereof and the Closing: (a) without the prior written consent of Seller, Buyer shall not take any action that would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled; including, without limitation, taking, or causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing that would cause the representations and warranties made by Buyer herein not to be true, correct and accurate as of the Closing; and (b) Buyer shall use commercially reasonable efforts to obtain the Bank Consent and the Financing.

     7. Seller's Covenants. Seller covenants and agrees that, between the date hereof and the Closing, without the prior written consent of Buyer, Seller shall not take any action which would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled; including, without limitation, taking, or causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing that would cause the representations and warranties made by Seller herein not to be true, correct and accurate as of the Closing.

     8. Conditions to Obligations of Seller. The obligations of Seller under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with such conditions may be waived by Seller: (a) the representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing, (b) Buyer shall have obtained the Bank Consent, and (c) Buyer shall have executed the release in substantially the form of Exhibit B hereto.

     9. Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any such conditions may be waived by Buyer: (a) Buyer shall have obtained the Bank Consent, (b) Seller shall have delivered to Buyer the original Purchase Note and Offset Note, stock certificates representing the Preferred Shares duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, and the Warrants accompanied by the Assignment in the form of Exhibit A hereto; (d) Seller shall have executed and delivered the release in substantially the form of Exhibit C hereto; and (e) Seller shall have executed and delivered a voting agreement in substantially the form of Exhibit D hereto.

     10. Notices. Any notice, request, instruction or other document to be given under this Agreement after the date hereof by any party hereto to any other party shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, or a national overnight delivery service to the addresses shown on the signature page of this Agreement, or to such other address or person as any party may designate by written notice to the others.

     11. Expenses. Each of the parties hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

     12. Indemnification. In the event the transactions contemplated hereby are consummated, Seller agrees to indemnify Buyer and to hold Buyer harmless from and against all damages, losses and out-of-pocket expenses caused by or arising out of (a) any breach of warranty or inaccurate or erroneous representation of Seller contained in this Agreement or in any Exhibit or document delivered pursuant hereto, (ii) any claim made against Buyer in respect of the Instruments.

     13. Entire Agreement. This Agreement, the documents referred to herein and the exhibits hereto set forth all the covenants, promises, agreements, conditions and understandings among the parties hereto, and there are no other covenants, promises, agreements, conditions or understandings, whether oral or written, among the parties hereto.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws. This Agreement is performable in Dallas County, Texas and the parties hereto agree that the exclusive venue for any actions or claims related to this Agreement shall be Dallas County, Texas.

     15. Attorney's Fees. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred therein.

     16. Finder's Fees. Each party to this Agreement represents to the other party that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement and the transactions contemplated hereby.

     17. Counterparts; Binding Effect. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart. The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

     18.  Demand Registration Rights.

          (a) Right to Demand. Subject to Sections 18(b) and 18(c) below, (i) Seller as holder of the Registrable Securities, may make a written request ("Demand Notice") for registration under and in accordance with the provisions of the Act of all or part of the Registrable Securities (a "Demand Registration"). "Registrable Securities" means the Shares and the 66,660 shares of Common Stock owned by Seller on the date of this Agreement, but only for so long as any such share of Common Stock is held by Seller and continues to be a "Restricted Security". A share of Common Stock shall be deemed to be a Restricted Security until such time as such share (i) has been effectively registered under the Act and disposed of in accordance with the registration statement covering it, or (ii) has been sold pursuant to Rule 144 (or any similar provision then in force) under the Act. All requests made pursuant to this Section 18(a) will specify the aggregate number of the Registrable Securities and other shares of Common Stock to be registered and will also specify the intended methods of disposition thereof.

          (b)  Restrictions on Demand Rights.

               (i) Buyer shall not be obligated to effect a Demand Registration unless such Demand Registration includes all Registrable
          Securities of Seller.

               (ii) The rights to Demand Registration under this
          Section 18 shall only be exercised by Seller between August 31, 1996 and August 31, 1997.

               (iii) Seller hereby agrees in each ninety (90) day period following the effectiveness of the Registration Statement for any Demand Registration, Seller may only sell up to a number of shares equal to one-third (1/3) of the original number of shares of Registrable Securities (as such original number may be hereinafter adjusted for purposes of stock splits, reverse stock splits, etc.)

          (c) Number of Demand Registrations. Seller shall be entitled to one Demand Registration, the expenses of which shall be borne by Buyer except as otherwise stated herein.
     A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective and maintained continuously effective for a period of at least one year or such shorter period ending when all Registrable Securities included therein have been sold in accordance with any such Demand Registration; provided, however, if any Demand Registration shall be withdrawn prior to effectiveness thereof at the request of Seller, such Demand Registration shall be counted hereunder unless Seller shall agree to pay the expenses incurred by Buyer in connection therewith.

     19.  Registration Procedures.  With respect to any Demand
Registration, Buyer will as expeditiously as practicable:

          (a)  prepare and file with the Commission a
     Registration Statement which includes the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective as provided herein; provided that before filing any amendments or supplements to a Registration Statement or Prospectus, including documents incorporated by reference after the initial filing of the Registration Statement, Buyer will furnish to the Seller and the underwriters, if any, copies of all such documents proposed to be filed at least one day prior thereto, and Buyer will not file an amendment to a Registration Statement or Prospectus or any supplement thereto (including such documents incorporated by reference) to which the underwriters, if any, shall reasonably object.
     For purposes of this Agreement,    "Registration Statement"
     means a registration statement filed with the Commission under the Act which includes the Registrable Securities being registered in a Demand Registration, and "Prospectus" means the prospectus which is part of a Registration Statement.

          (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for any Demand Registration for a period of not less than one year, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn (but not prior to the expiration of the 90-day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Ruled 424 under the Act; and comply with the provisions of the Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; Buyer shall be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it complies with all rules and regulations under the Act relating to it and the noncompliance with which would result in Seller not being able to sell the Registrable Securities covered by such Registration Statement during that period;

          (c) furnish to Seller and the underwriter or underwriters, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as Seller or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by Seller (it being understood that Buyer consents to the use of the Prospectus and any amendment or supplement thereto by Seller and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

          (d) notify Seller at any time when a Prospectus relating to Registrable Securities of Seller included in a Registration Statement is required to be delivered under the Act, when Buyer becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish to Seller a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (e) make reasonably available for inspection by Seller, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by Seller or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of Buyer (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Buyer's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records and other information which Buyer determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records in the opinion of counsel reasonably acceptable to Buyer is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Seller agrees that it will, upon leaning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Buyer and allow Buyer, at Buyer's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (f) use its best efforts to cause all Registrable Securities included in such Registration Statement to be listed, by the date of the first sale of Registrable Securities pursuant to such Registration Statement, on each securities exchange on which Buyer's securities of the same class are then listed or proposed to be listed, if any;

          (g) on or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with Seller, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of, the Registrable Securities covered by the Registration Statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as Seller or underwriter reasonably requests in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the Registration Statement;

     provided that Buyer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 20(g), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to general taxation in any such jurisdiction;

          (h) cooperate with Seller and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Seller may request; and

          (i) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable Seller or the underwriter or underwriters, if any, to consummate the disposition of such securities.

     20.   Cooperation by Seller.

          (a) Seller will furnish to Buyer in writing such information and affidavits as Buyer may reasonably require in connection with any registration, qualification or compliance with respect to such Registrable Securities.

          (b) Seller, upon receipt of any notice from Buyer of the happening of any event of the kind described in Section 19(d), will forthwith discontinue disposition of the Registrable Securities until such Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 19(d) until it is advised in writing (the "Advice") by Buyer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by Buyer, Seller will, or will request the managing underwriter or underwriters, if any, to, deliver to Buyer all copies, other than permanent file copies then in Seller's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Buyer shall give any such notice, the time periods mentioned in Section 19(d) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Seller shall have received the copies of the supplemented or amended Prospectus contemplated by Section 19(d) hereof or the Advice.

          (d) At the end of any period during which Buyer is obligated to keep any Registration Statement current and effective as provided by Section 19 hereof (and any extensions thereof required by subsection (c) of this
     Section 20), Seller shall discontinue sales of securities pursuant to such Registration Statement upon receipt of notice from Buyer of its intention to remove from registration the securities covered by such Registration Statement which remain unsold, and Seller shall notify Buyer of the number of securities registered which remain unsold promptly after receipt of such notice from Buyer.

     21. Holdback Agreements. Seller, if requested by the managing underwriter or underwriters for any underwritten Demand Registration agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Act, during the 15 days prior to, and during the 90-day period commencing on, the effective date of such Demand Registration (except as part of such Demand Registration).

     22.  Registration Expenses.   All of the costs and expenses
of each registration hereunder will be borne by Buyer, including the fees and expenses of the counsel and accountants for Buyer, and all other costs and expenses of Buyer incident to the preparation, printing and filing under the Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, and the costs and expenses incurred by Buyer in connection with the qualification of the Registrable Securities under the state securities or blue sky laws of various jurisdictions, provided, that Buyer shall not bear costs and expenses of Seller comprising underwriters commissions, brokerage fees, transfer taxes, or the fees and expenses of any counsel, accountants or other representatives retained by Seller.

     23.  Indemnification.

          (a) Indemnification by Buyer. Buyer agrees to indemnify, to the full extent permitted by law, Seller in its capacity as a holder of Registrable Securities, its officers and directors and each Person who controls Seller (within the meaning of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act")), against any losses, claims, damages, liabilities and expenses (including attorneys fees) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (In the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished to Buyer by Seller in its capacity as a holder of Registrable Securities expressly for use in the preparation thereof or by Seller's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after Buyer has furnished Seller with a sufficient number of copies thereof. Buyer will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (with the meaning of the Act) to the controls such Persons (within the meaning of the
     Act) to the same extent as provided above with respect to the indemnification of Seller; provided, however if pursuant to an underwritten public offering of Registrable Securities, Buyer and any underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions relating to indemnification between Buyer and such underwriters, such provision shall be deemed to govern indemnification as between Buyer and such underwriters.

          (b) Indemnification by Seller. Seller in its capacity as a holder of Registrable Securities agrees to indemnify, to the full extent permitted by law, Buyer, its directors and officers and each Person who controls Buyer (within the meaning of the Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses (including attorneys' fees) resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon information furnished by or on behalf of Seller in its capacity as holder of Registrable Securities specifically for use in the preparation thereof. In no event shall the liability of Seller hereunder be greater in amount that the aggregate dollar amount of the proceeds received by Seller upon the sale of the Registrable Securities giving rise to such indemnification obligation. Buyer shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such Persons so furnished by such Persons specifically for use in the preparation of any Prospectus or Registration Statement.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          (d)  Contribution.  If for any reasons the
     indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and indemnifying party, as well as any other relevant equitable considerations.

     24. Rule 144. Buyer agrees that at all times after it has filed a registration statement pursuant to the requirements of the Act relating to any securities of Buyer, it will use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the Exchange Act and, at any time and upon request of Seller, will furnish Seller and others with such information as may be necessary to enable Seller to effect sales of Registrable Securities without registration pursuant to Rule 144 under the Act. Notwithstanding the foregoing, Buyer may deregister any class of its securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

     25. Participation in Underwritten Registrations. Seller may not participate in any underwritten registration hereunder unless Seller (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by Buyer, and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

     26. Call Option. Seller hereby grants to Buyer and its assignee a transferable option (the "Call Option") to purchase any of the Shares during the period beginning August 1, 1996 and ending October 31, 1996 (the "Exercise Period") at an exercise price of $3.44 per share (the "Exercise Price"). The Call Option may be exercised by giving Seller written notice within the Exercise Period of its intent to exercise the Call Option ("Exercise Notice") specifying a closing date (which shall be within the Exercise Period) and the amount of Shares to which such Call Option is being exercised, and the payment of the Exercise Price with respect to which the Shares are being exercised at such closing. Upon delivery of the Exercise Notice, Buyer's obligations under Demand Registration provisions of this Agreement will be suspended until expiration of the Exercise Period, and if the Call Option is exercised, such obligations will terminate. If the Call Option is exercised, Seller shall deliver to Buyer or its assignee stock certificates representing the Shares for which the Call Option is being exercised, accompanied by stock powers duly endorsed in blank, and such Shares shall be free and clear of all liens, claims and encumbrances of any kind.

     27.  Price Guarantee.

          (a) Buyer agrees that if Seller exercises Seller's right to a Demand Registration pursuant to Section 18 and sells all the Shares on or before June 24, 1997 (the "Guarantee Date") in a Bona Fide Sale Transaction and does not receive at least $1,160,000.00 of gross sales proceeds for all such Shares (the "Floor Price"), Buyer shall pay to Seller on the date which is ten (10) business days of the last date on which all such Shares are sold an amount (the "Buyer Adjustment") equal to the difference between (i) the Floor Price and (ii) the actual gross sales price received by Seller for all such Shares; provided, however, that Buyer's liability under this Section 27 shall not exceed $485,582.00. " Bona Fide Sales Transaction" means a sale by Seller through a broker/dealer registered under the Exchange Act at a price which is at the Current Market Price for Buyer's Common Stock on the date and at the time of sale. "Current Market Price" means the a price between the "bid" and "asked" price of a share of Buyer's Common Stock on the Nasdaq SmallCap Market at the time of sale. If Seller does not sell all of the Shares as specified in this Section 27(a), Buyer shall have no obligation under this Section 27(a).

          (b) Buyer agrees that if Seller sells any of the Shares in any manner on or before the Guarantee Date and Seller receives aggregate gross sales proceeds in excess of $1,600,000.00 (the "Ceiling Price") for all or a portion of the Shares actually sold by Seller on or before the Guarantee Date, Seller will (i) pay to Buyer within ten (10) business days of the date of the last sale in which the Ceiling Price is received in one or more transactions an amount (the "Seller Adjustment") equal to the difference between (A) the actual gross sales price received by Seller for the Shares so sold minus (B) the Ceiling Price, and (ii) if Seller still owns any of the Shares on the Guarantee Date, transfer to Buyer the remaining Shares free and clear of any liens, claims and encumbrances of any kind for no additional consideration through the delivery of stock certificates representing such remaining Shares and a stock power duly endorsed to Buyer.

          (c) If Seller does not sell any Shares prior to the Guarantee Date, neither Buyer or Seller shall have any obligations under this Section 27.

          (d) Seller shall (i) notify Buyer in writing of any sale of Shares specifying the number of shares sold and enclosing evidence of the gross per share sales price within five (5) business days after each such sale and (ii) on the Guarantee Date, provide Buyer with a complete list of all sales of Shares by Seller from the Closing to the Guarantee Date and the aggregate gross sales price with respect to each sale.

     28. Adjustments. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, reverse stock split, combination of shares or stock dividends payable with respect to Buyer's Common Stock, the outstanding shares of Common Stock of Buyer are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of Buyer or of an other corporation, then appropriate adjustments in the number and kind of such securities then subject to the Call Option under Section 26 and the price guarantee specified in
Section 27 shall be made effective as of the date of such occurrence so that the position of the Buyer and Seller will be the same as it would have been had Seller owned immediately prior to the occurrence of such events the Common Stock subject to such Sections 26 and 27. Such adjustment shall be made successively whenever any event listed above shall occur and Buyer will notify Seller of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the Exercise Price, Floor Price and Ceiling Price adjusted accordingly.

     29. Original Purchase Agreement. This Agreement completely amends and restates the Original Purchase Agreement as amended by the First Amendment and the Second Amendment.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date above written.


SA TELECOMMUNICATIONS, INC.
                                   William L. Johnson

By:  _______________________________
     Jack W. Matz Jr.
Chairman and Chief Executive Officer


Address: 1600 Promenade Center     Address: _____________________
Suite 1510                         ______________________________
Richardson, TX. 75080              Social Security No.:__________


The undersigned, in her individual capacity as the spouse of Seller does hereby execute this Agreement below for the purposes of (i) indicating her understanding of, and binding her to perform in accordance with the provisions of this Agreement, (ii) binding her community property interest, if any, in the property which is the subject of this Agreement (the "Property") now or hereafter owned by her spouse, and (iii) acknowledging that if the Property owned by her spouse is community property, it is the special community property of such spouse, subject to the exclusive control and dominion of said spouse.

                                   _____________________________
                                   Shellie Johnson

                                                       EXHIBIT A

                       FORM OF ASSIGNMENT


For value received, the undersigned registered holder of the attached Common Stock Purchase Warrant (the "Warrant") hereby sells, assigns and transfers unto SA Telecommunications, Inc. the right represented by such Warrant to purchase all 420,000 shares of Common Stock of SA Telecommunications, Inc. to which such Warrant relates, and appoints Jack W. Matz, Jr. Attorney to make such transfer on the books of SA Telecommunications, Inc. maintained for such purpose, with full power of substitution in the premises.



Dated: June __, 1996



                                   (Signature must conform in all
                                   respects to name of holder as
                                   specified on the face of
                                   Warrant)

                                   Address: ____________________
                                   _____________________________